UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Health Care REIT, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 9, 2015, in connection with the Registration Statement on Form S-3 (File No. 333-203802), effective May 1, 2015, Welltower Inc. (the “Company”) entered into an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole representative of the several underwriters, for an offering of $500,000,000 aggregate principal amount of the Company’s 4.000% notes due 2025.

The notes will be a further issuance of, will be fungible with and will be consolidated and form a single series with the Company’s outstanding 4.000% notes due 2025, issued on May 26, 2015 in the amount of $750,000,000. The notes will have the same CUSIP number and will trade interchangeably with the previously issued notes in this series immediately upon settlement. Upon completion of this offering, the aggregate principal amount of outstanding notes of this series will be $1,250,000,000.

The offering is expected to close on October 19, 2015, subject to the satisfaction of customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of October 9, 2015, between Welltower Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole representative of the several underwriters

5	Opinion of Shumaker, Loop & Kendrick, LLP

8	Tax Opinion of Arnold & Porter LLP

23.1	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5

23.2	Consent of Arnold & Porter LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 8

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ THOMAS J. DEROSA
Name:	Thomas J. DeRosa
Title:	Chief Executive Officer

Dated: October 14, 2015

Exhibit Index

1.1	Underwriting Agreement, dated as of October 9, 2015, between Welltower Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole representative of the several underwriters

5	Opinion of Shumaker, Loop & Kendrick, LLP

8	Tax Opinion of Arnold & Porter LLP

23.1	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5

23.2	Consent of Arnold & Porter LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 8